Exhibit 10.12

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of [●], 2021, by and between Caritas Therapeutics, Inc., a Delaware corporation (the “Corporation”), and [●] (“Indemnitee”).

WHEREAS, highly competent persons have become more reluctant to serve publicly held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Corporation’s shareholders and that the Corporation should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined that, in order to attract and retain qualified individuals, the Corporation will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Corporation and its subsidiaries from certain liabilities.  The certificate of incorporation of the Corporation limits the liability of the members of the Board to the fullest extent permitted by the Delaware General Corporation Law, and the bylaws of the Corporation (the “Bylaws”) provide that the Corporation will indemnify them to the fullest extent permitted by such law.  The Bylaws provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Corporation and members of the Board, officers and other persons with respect to indemnification and advancement rights;

WHEREAS, it is reasonable, prudent and necessary for the Corporation contractually to obligate itself to indemnify and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern that they will not be so protected against liabilities; and

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Indemnitee do hereby covenant and agree as follows:

1.	SERVICES TO THE CORPORATION

In consideration of the Corporation’s covenants and obligations hereunder, Indemnitee will serve or continue to serve as an officer, director, advisor, key employee or in any other capacity of the Corporation, as applicable, for so long as Indemnitee is duly elected, appointed or retained or until Indemnitee tenders his or her resignation or until Indemnitee is removed.  The foregoing notwithstanding, this Agreement shall continue in full force and effect after Indemnitee has ceased to serve as a director, officer, advisor, key employee or in any other capacity of the Corporation, as provided in Section 17.  This Agreement, however, shall not impose any obligation on Indemnitee or the Corporation to continue Indemnitee’s service to the Corporation beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

2.	DEFINITIONS

As used in this Agreement:

(a)
References to “agent” shall mean any person who is or was a director, officer or employee of the Corporation or a subsidiary of the Corporation or other person authorized by the Corporation to act for the Corporation, to include such person serving in such capacity as a director, officer, employee, advisor, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Corporation or a subsidiary of the Corporation.

(b)	The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof.

(c)	A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)
Acquisition of Shares by Third Party. Any Person (except for a current stockholder of ARYA Sciences Acquisition Corp IV or Amicus Therapeutics, Inc., or an affiliate thereof) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing fifteen percent (15%) or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Corporation’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors and such acquisition would not constitute a Change in Control under part (iii) of this definition;

(ii)
Change in Board of Directors.  Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date hereof or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(iii)
Corporate Transactions.  The effective date of a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Corporation entitled to vote generally in the election of directors resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors; (2) other than a current stockholder of ARYA Sciences Acquisition Corp IV or Amicus Therapeutics, Inc., or an affiliate thereof, no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the surviving corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the board of directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(iv)
Liquidation.  The approval by the shareholders of the Corporation of a complete liquidation of the Corporation or an agreement or series of agreements for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than factoring the Corporation’s current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(v)
Other Events.  There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement.

(d)
“Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Corporation or of any other Enterprise which such person is or was serving at the request of the Corporation.

(e)	“Delaware Court” shall mean the Court of Chancery of the State of Delaware.

(f)	“Disinterested Director” shall mean a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(g)
“Enterprise” shall mean the Corporation and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Corporation (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Corporation as a director, officer, trustee, general partner, managing member, manager, fiduciary, employee or agent.

(h)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i)
“Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding, including reasonable compensation for time spent by the Indemnitee for which he or she is not otherwise compensated by the Corporation or any third party.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(j)	References to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan.

(k)
References to “serving at the request of the Corporation” shall include any service as a director, officer, employee, agent or fiduciary of the Corporation which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

(l)
“Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporate law and that neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(m)
The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Corporation; (ii) any Subsidiaries of the Corporation; (iii) any employment benefit plan of the Corporation or of a Subsidiary of the Corporation or of any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of shares of the Corporation; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Subsidiary of the Corporation or of a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of shares of the Corporation.

(n)
The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative or related nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Corporation, by reason of any action (or failure to act) taken by him or her or of any action (or failure to act) on his or her part while acting as a director or officer of the Corporation, or by reason of the fact that he or she is or was serving at the request of the Corporation as a director, officer, trustee, general partner, managing member, manager, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement.

(o)
The term “Subsidiary,” with respect to any Person, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

(p)
The phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to: (a) to the fullest extent authorized or permitted by the provision of applicable Delaware law that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of applicable Delaware law, and (b) to the fullest extent authorized or permitted by any amendments to or replacements of applicable Delaware law adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

3.	INDEMNITY IN THIRD-PARTY PROCEEDINGS

To the fullest extent permitted by applicable law, the Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of Indemnitee’s Corporate Status.  Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually, and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful; provided that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the Proceeding, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court or such other court shall deem proper.

4.	INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION

To the fullest extent permitted by applicable law, the Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of Indemnitee’s Corporate Status.  Pursuant to this Section 4, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation.  No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless and only to the extent that any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

5.	INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL

Notwithstanding any other provisions of this Agreement, but subject to Section 27, to the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Corporation shall, to the fullest extent permitted by applicable law, indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall, to the fullest extent permitted by applicable law, indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter.  If Indemnitee is not wholly successful in such Proceeding, the Corporation also shall, to the fullest extent permitted by applicable law, indemnify Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful.  For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.	INDEMNIFICATION FOR EXPENSES OF A WITNESS

Notwithstanding any other provision of this Agreement, but subject to Section 27, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness or deponent in any Proceeding to which Indemnitee is not a party or threatened to be made a party, he or she shall, to the fullest extent permitted by applicable law, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

7.	ADDITIONAL INDEMNIFICATION RIGHTS

Notwithstanding any limitation in Sections 3, 4 or 5, but subject to Section 27, the Corporation shall, to the fullest extent permitted by applicable law, indemnify Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor) against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.  No indemnification rights shall be available under this Section 7 on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Corporation or its shareholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

8.	CONTRIBUTION IN THE EVENT OF JOINT LIABILITY

(a)
To the fullest extent permissible under applicable law, if the indemnification rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Corporation hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b)
The Corporation shall not enter into any settlement of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c)
The Corporation hereby agrees to fully indemnify Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Corporation other than Indemnitee who may be jointly liable with Indemnitee.  Indemnitee shall seek payments or advances from the Corporation only to the extent that such payments or advances are unavailable from any insurance policy of the Corporation covering Indemnitee.

9.	EXCLUSIONS

Notwithstanding any provision in this Agreement, but subject to Section 27, the Corporation shall not be obligated under this Agreement to make any indemnification or advance Expenses payment in connection with any claim made against Indemnitee:

(a)
for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity or advancement provision and which payment has not subsequently been returned, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;

(b)
for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law; or

(c)
except as otherwise provided in Sections 14(f) and (g) hereof, prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Corporation or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Corporation provides the indemnification payment, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law.

10.	ADVANCES OF EXPENSES; DEFENSE OF CLAIM

(a)
Notwithstanding any provision of this Agreement to the contrary, but subject to Section 27, and to the fullest extent not prohibited by applicable law, the Corporation shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding within ten (10) days after the receipt by the Corporation of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding.  Advances shall, to the fullest extent permitted by law, be unsecured and interest free.  Advances shall, to the fullest extent permitted by law, be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement.  Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advances claimed.  To the fullest extent required by applicable law, such payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Corporation’s receipt of an undertaking, by or on behalf of Indemnitee, to repay the advanced amounts only if, and to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Corporation under the provisions of this Agreement, the Bylaws, applicable law or otherwise.  If it shall be determined by a final judgment or other final adjudication that Indemnitee was not so entitled to indemnification, any advancement shall be returned to the Corporation (without interest) by the Indemnitee.  This Section 10(a) shall not apply to any claim made by Indemnitee for which an indemnification payment is excluded pursuant to Section 9, but shall apply to any Proceeding referenced in Section 9(b) prior to a final determination that Indemnitee is liable therefor.

(b)	The Corporation will be entitled to participate in the Proceeding at its own expense.

(c)
The Corporation shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

11.	PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION

(a)
Indemnitee shall, as a condition precedent to the right to be indemnified under this Agreement, notify the Corporation in writing as soon as practicable of any claim made against Indemnitee for which indemnification rights or advancement of Expenses, will or could be sought under this Agreement.

(b)
Such notice of a claim shall include a request to indemnify Indemnitee in accordance with this Agreement, and shall be delivered to the Corporation in accordance with Section 21 of this Agreement. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power. Following the Corporation’s receipt of such request for indemnification, Indemnitee’s entitlement to indemnification shall be determined according to Section 12(a) of this Agreement.

12.	PROCEDURE UPON APPLICATION FOR INDEMNIFICATION

(a)
A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (ii) by a committee of such directors designated by majority vote of such directors, (iii) if there are no Disinterested Directors or if such directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (iv) by vote of the shareholders by ordinary resolution.  The Corporation promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.  If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.  Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby agrees to indemnify therefrom.

(b)
In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b).  The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement.  If the Independent Counsel is selected by the Board, the Corporation shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement.  In either event, Indemnitee or the Corporation, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit.  If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)
The Corporation agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

13.	PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS

(a)
In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.  Neither the failure of the Corporation (including by the Disinterested Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including by the Disinterested Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)
If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c)
The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(d)
For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, managers, managing members or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member.  The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e)
The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

14.	REMEDIES OF INDEMNITEE

(a)
In the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within thirty (30) days after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 5, 6, 7 or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Corporation of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement, or (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, contribution or advancement rights.  Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association.  Except as set forth herein, the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association shall apply to any such arbitration.  The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)
In the event that a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c)
In any judicial proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated to receive advancement of Expenses under this Agreement and the Corporation shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses, as the case may be, and the Corporation may not refer to or introduce into evidence any determination pursuant to Section 12(a) of this Agreement adverse to Indemnitee for any purpose.  If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14, Indemnitee shall not be required to reimburse the Corporation for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(d)
If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(e)
The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

(f)
The Corporation shall indemnify Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Corporation’s receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee: (i) to enforce his or her rights under, or to recover damages for breach of, this Agreement or any other indemnification, advancement or contribution agreement or provision of the Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification right, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).

(g)
Interest shall be paid by the Corporation to Indemnitee at the legal rate under Delaware law for amounts which the Corporation indemnifies or advances, or is obliged to indemnify or advance for the period commencing with the date on which Indemnitee requests indemnification or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Corporation.

15.	SECURITY

Notwithstanding anything herein to the contrary, but subject to Section 27, to the extent requested by Indemnitee and approved by the Board, the Corporation may at any time and from time to time provide security to Indemnitee for the Corporation’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral.  Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

16.	NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION; PRIORITY OF OBLIGATIONS

(a)
The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Bylaws, any agreement, a vote of shareholders or a resolution of directors, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification rights or advancement of Expenses than would be afforded currently under the Bylaws or this Agreement, then this Agreement (without any further action by the parties hereto) shall automatically be deemed to be amended to require that the Corporation indemnify the Indemnitee to the fullest extent permitted by law.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)
The Bylaws permit the Corporation to purchase and maintain insurance or furnish similar protection or make other arrangements, including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against him or her or incurred by or on behalf of him or her or in such capacity as a director, officer, employee or agent of the Corporation, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Agreement and the Bylaws.  The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Corporation or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Corporation and Indemnitee shall not in any way limit or affect the rights and obligations of the Corporation or the other party or parties thereto under any such Indemnification Arrangement.

(c)
To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Corporation or of any other Enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managers, managing member, fiduciary, employee or agent under such policy or policies.  If, at the time the Corporation receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Corporation shall thereafter use commercially reasonable efforts to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d)
In the event of any payment under this Agreement, the Corporation, to the fullest extent permitted by law, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.  No such payment by the Corporation shall be deemed to relieve any insurer of its obligations.

(e)
The Corporation’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Corporation as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification payments or advancement of expenses from such Enterprise.  Notwithstanding any other provision of this Agreement to the contrary, but subject to Section 27, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Corporation’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Corporation shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, contribution or insurance coverage rights against any person or entity other than the Corporation.

(f)	Notwithstanding anything contained herein, the Corporation is the primary indemnitor, and any indemnification or advancement obligation of any other Person is secondary.

17.	DURATION OF AGREEMENT

All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee serves as a director or officer of the Corporation or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Corporation and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of his or her Corporate Status, whether or not he or she is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

18.	SEVERABILITY

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

19.	ENFORCEMENT AND BINDING EFFECT

(a)
The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer or key employee of the Corporation, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Corporation.

(b)
Without limiting any of the rights of Indemnitee under the Bylaws as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c)
The indemnification and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Corporation or a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Corporation’s request, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d)
The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

(e)
The Corporation and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm.  Accordingly, the parties hereto agree that Indemnitee may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he or she may be entitled.  The Corporation and Indemnitee further agree that Indemnitee shall, to the fullest extent permitted by law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith.  The Corporation acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court of competent jurisdiction, and the Corporation hereby waives any such requirement of such a bond or undertaking to the fullest extent permitted by law.

20.	MODIFICATION AND WAIVER

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

21.	NOTICES

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) if mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(a)	If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Corporation.

(b)	If to the Corporation, to:

Caritas Therapeutics, Inc.
3675 Market Street
Philadelphia, PA 19104
Attention: John Crowley

With a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attn: Jonathan L. Davis, P.C.
  Ryan Brissette
  Peter Seligson

or to any other address as may have been furnished to Indemnitee in writing by the Corporation.

22.	APPLICABLE LAW AND CONSENT TO JURISDICTION

This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.  Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, to the fullest extent permitted by law, the Corporation and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial.  To the fullest extent permitted by law, the parties hereby agree that the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 21 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

23.	IDENTICAL COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24.	MISCELLANEOUS

The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

25.	PERIOD OF LIMITATIONS

No legal action shall be brought and no cause of action shall be asserted by or in the right of the Corporation against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

26.	ADDITIONAL ACTS

If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Corporation undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Corporation to fulfill its obligations under this Agreement.

27.	MAINTENANCE OF INSURANCE

The Corporation shall use commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Corporation is obligated to indemnify the Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the officers/directors of the Corporation with coverage for losses from wrongful acts and omissions and to ensure the Corporation’s performance of its indemnification obligations under this Agreement.  The Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under such policy or policies.  In all such insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Corporation’s directors and officers.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Agreement to be signed as of the day and year first above written.

CARITAS THERAPEUTICS, INC.

By:
Name:
Title:

[Signature Page to Indemnity Agreement]

INDEMNITEE

By:
Name:
Title:

[Signature Page to Indemnity Agreement]